UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: April 27, 2015

ANADARKO PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices)

Registrant’s telephone number, including area code (832) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 28, 2015, Anadarko Petroleum Corporation (“Anadarko”) announced that Mr. Charles A. Meloy, Executive Vice President, U.S. Onshore Exploration and Production of Anadarko, will retire effective June 5, 2015. Mr. Darrell E. Hollek was appointed as the successor Executive Vice President, U.S. Onshore Exploration and Production of Anadarko effective April 27, 2015. Mr. Meloy will serve as Executive Vice President until his retirement. The press release has been filed as Exhibit 99.1 to this Report and is incorporated by reference herein.
In addition, Anadarko announced that Mr. Christopher O. Champion was appointed Vice President, Chief Accounting Officer and Controller, with such appointment to become effective June 1, 2015. Mr. Champion will replace Ms. M. Cathy Douglas, who is retiring following more than 35 years with the company. The press release has been filed as Exhibit 99.2 to this Report and is incorporated by reference herein.
Mr. Champion, age 45, has more than 22 years of experience in the accounting industry. He is currently a senior audit partner at KPMG LLP (“KPMG”), where he serves as KPMG’s national audit leader for oil and natural gas. He began his career at Arthur Andersen LLP in 1992 before joining KPMG in 2002. He holds a Bachelor’s Degree in Business Administration – Accounting from the University of Texas at Austin. He is a Certified Public Accountant, and is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants.
In connection with his appointment, Mr. Champion will receive the following compensation elements: (1) a base salary of $465,000; (2) a 2015 target bonus opportunity of 65% of his base salary under Anadarko’s Annual Incentive Plan; (3) a $250,000 cash payment upon commencement of his employment, subject to full repayment in the event Mr. Champion voluntarily resigns employment with the Company or is terminated for cause within one year following the date of his employment; and (4) a $1,000,000 equity award based on the Company’s closing stock price on June 1, 2015, with such value delivered 50% in stock options (vesting 50% two years from the date of grant and 50% four years from the date of grant) and 50% in restricted stock units (vesting 25% per year over four years, beginning one year from the date of grant). Mr. Champion’s awards will be governed by Anadarko’s 2012 Omnibus Incentive Compensation Plan and the form of award agreements for grants of such stock options and restricted stock units have previously been filed with the Securities and Exchange Commission (“SEC”) except with respect to the vesting schedule discussed above.
Mr. Champion will also enter into the form of Key Employee Change of Control Contract approved by Anadarko’s Compensation and Benefits Committee in 2011, the form of which has previously been filed with the SEC, except that Mr. Champion’s agreement will provide for the following differences: (1) a pro-rata bonus payable if a change of control (as defined with in the form agreement) occurs during the first 36 months following his date of hire calculated based on the greater of $490,000, the highest annual bonus earned for the last three fiscal years prior to the change of control or the annual bonus paid or payable for the most recently completed fiscal year (the “Highest Annual Bonus”); (2) a cash amount equal to 2 times base salary plus the Highest Annual Bonus with no age limitation; and (3) two additional years of matching contributions into Anadarko’s Savings Restoration Plan and benefits under Anadarko’s retirement and pension plans with no age limitation. Mr. Champion will also enter into an Officer Indemnification Agreement, the form of which has previously been filed with the SEC. In addition, he is eligible to receive compensation and benefits typically afforded to similarly situated officers at Anadarko, including financial and estate planning assistance and personal excess liability coverage.
Other than as disclosed in this Report, there are no arrangements or understandings between Mr. Champion and any other person pursuant to which Mr. Champion was selected as an officer. Mr. Champion does not have any family relationship with any director or other officer of Anadarko or any person nominated or chosen by Anadarko to become a director or officer. There are no transactions in which Mr. Champion has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Press release of Anadarko Petroleum Corporation Naming New Executive Vice President, U.S. Onshore Exploration and Production, dated April 28, 2015.
99.2	Press release of Anadarko Petroleum Corporation Naming New Chief Accounting Officer, dated April 28, 2015.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION
(Registrant)

May 1, 2015	By:	/s/ ROBERT K. REEVES
Robert K. Reeves
Executive Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Anadarko Petroleum Corporation Naming New Executive Vice President, U.S. Onshore Exploration and Production, dated April 28, 2015.
99.2	Press release of Anadarko Petroleum Corporation Naming New Chief Accounting Officer, dated April 28, 2015.